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                                                                    Exhibit 23.1


Consent of Independent Registered Public Accounting Firm
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Emerson Radio Corp. and Subsidiaries
Parsippany, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.33-63515, 333-132812 and 333-132815) of Emerson Radio Corp. and Subsidiaries of our report dated July 13, 2006, relating to the consolidated financial statements and financial statement schedule of Emerson Radio Corp. and Subsidiaries as of March 31, 2006 and for the year then ended, which appears in this Form 10-K.


/s/ Moore Stephens, P.C.
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Cranford, New Jersey

July 14, 2006